EXHIBIT 10.1

AMENDMENT NO. 3

TO AMENDED AND RESTATED CREDIT AGREEMENT

This Amendment No. 3 to Amended and Restated Credit Agreement is dated as of May 29, 2015 (this “Agreement”), and is among the Lenders identified on the signature pages hereof as Lenders (which Lenders constitute the Required Lenders and, as applicable, all of the Lenders directly affected by the applicable amendments to be effected by this Agreement), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Wells Fargo”), as agent for the Lenders (Wells Fargo, in that capacity, “Agent”), PAC-VAN, INC., an Indiana corporation (“Pac-Van”), LONE STAR TANK RENTAL INC., a Delaware corporation (“Lone Star”), and GFN REALTY COMPANY, LLC, a Delaware limited liability company (“GFNRC”, and, together with Pac-Van and Lone Star, each a “Borrower”).

The Lenders, Agent, and Borrowers are party to an Amended and Restated Credit Agreement dated as of April 7, 2014 (as amended, restated, supplemented, or otherwise modified before the date of this Agreement, the “Credit Agreement”).

The parties also desire to modify the Credit Agreement in certain respects.

The parties therefore agree as follows:

1. Definitions. Defined terms used but not defined in this Agreement are as defined in the Credit Agreement.

2. Amendments to Credit Agreement.

(a) Section 6.7(i) of the Credit Agreement is hereby amended to read in its entirety as follows:

“           (i)           in addition to any Affiliate Distributions or other dividends permitted under this Section 6.7, Borrowers may declare and pay dividends to GFN on account of Equity Interests issued to GFN by Pac-Van or Lone Star (that do not constitute “Series A Cumulative Preferred Stock” (as defined in Pac-Van’s Governing Documents as in effect on the date of this Agreement or Lone Star’s Governing Documents as in effect on the date of this Agreement) in an aggregate amount not to exceed the outstanding amount of the Royal Wolf Share Loan, so long as so long as before and immediately after giving effect to the payment of any such dividend, (1) no Default or Event of Default shall have occurred and be continuing or would result therefrom; (2) each Borrower is Solvent; (3) either (A) Excess Availability is greater than or equal to $22,000,000, or (B) both (I) Excess Availability is greater than or equal to $17,500,000, and (II) EBITDA, measured on a trailing-twelve-months’ basis as of the end of the most recently completed month for which financial statements have been provided to Agent pursuant to Section 5.1, is greater than or equal to $40,000,000; (4) the Fixed Charge Coverage Ratio, measured on a trailing-twelve-months’ basis as of the end of the most recently completed month for which financial statements have been provided to Agent pursuant to Section 5.1, both actual and giving pro forma effect to the payment of that dividend, will be greater than 1.25 to 1.00; and (5) such dividends, to the extent that such dividends are used to repay the Royal Wolf Share Loan, are paid no earlier than ten (10) Business Days prior to the date GFC intends to make one or more repayments in an aggregate like amount in respect of the Royal Wolf Share Loan;”

(b) Section 6.7 of the Credit Agreement is hereby amended as follows: (1) by replacing the period at the end of Section 6.7(j) with “; and”; and (2) by inserting the following new Section 6.7(k) after amended Section 6.7(j):

“           (k)           in addition to any Affiliate Distributions or other dividends permitted under this Section 6.7, Borrowers may declare and pay dividends to GFN on account of Equity Interests issued to GFN by Pac-Van or Lone Star (that do not constitute “Series A Cumulative Preferred Stock” (as defined in Pac-Van’s Governing Documents as in effect on the date of this Agreement or Lone Star’s Governing Documents as in effect on the date of this Agreement) in an aggregate amount not to exceed, in any fiscal year of Borrowers, $10,000,000, so long as so long as before and immediately after giving effect to the payment of any such dividend, (1) no Default or Event of Default shall have occurred and be continuing or would result therefrom; (2) each Borrower is Solvent; (3) either (A) Excess Availability is greater than or equal to $22,000,000, or (B) both (I) Excess Availability is greater than or equal to $17,500,000, and (II) EBITDA, measured on a trailing-twelve-months’ basis as of the end of the most recently completed month for which financial statements have been provided to Agent pursuant to Section 5.1, is greater than or equal to $40,000,000; (4) the Fixed Charge Coverage Ratio, measured on a trailing-twelve-months’ basis as of the end of the most recently completed month for which financial statements have been provided to Agent pursuant to Section 5.1, both actual and giving pro forma effect to the payment of that dividend, will be greater than 1.25 to 1.00; and (5) such dividends, to the extent that such dividends are used by GFC to make additional Investments in Royal Wolf, are paid no earlier than ten (10) Business Days prior to the date GFC intends to make one or more such additional Investments in Royal Wolf in an aggregate like amount.”

(c) Section 6.10 of the Credit Agreement is hereby amended as follows: (1) by replacing the period at the end of Section 6.10(d) with “, and”; and (2) by inserting the following new Section 6.10(e) after amended Section 6.10(d):

“           (e)           the payment, pursuant to and in accordance with the Management Agreement, to GFC of the “Management Fee” under and as defined in the Management Agreement, so long as so long as before and immediately after giving effect to the payment of any such dividend, (1) no Default or Event of Default shall have occurred and be continuing or would result therefrom; (2) each Borrower is Solvent; (3) either (A) Excess Availability is greater than or equal to $22,000,000, or (B) both (I) Excess Availability is greater than or equal to $17,500,000, and (II) EBITDA, measured on a trailing-twelve-months’ basis as of the end of the most recently completed month for which financial statements have been provided to Agent pursuant to Section 5.1, is greater than or equal to $40,000,000; and (4) the Fixed Charge Coverage Ratio, measured on a trailing-twelve-months’ basis as of the end of the most recently completed month for which financial statements have been provided to Agent pursuant to Section 5.1, both actual and giving pro forma effect to such payment, will be greater than 1.25 to 1.00.”

(d) Clause (b) of Section 6.11 of the Credit Agreement are hereby amended to read in its entirety as follows:

“(b) thereafter, consistent with the terms and conditions hereof, for their lawful and permitted purposes (including (i) that no part of the proceeds of the loans made to Borrowers will be used to purchase or carry any such Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such Margin Stock or for any purpose that violates the provisions of Regulation T, U, or X of the Board of Governors, and (ii) that no part of the proceeds of the loans made to Borrowers will be used to finance any Acquisition of Real Property that is (or is intended to be) the subject of any Permitted Real Property Financing Indebtedness)”

(e) The definition of “Change of Control” in Schedule 1.1 to the Credit Agreement are hereby amended to read in its entirety as follows:

“           “Change of Control” means that:

(a)           any Person or two or more Persons acting in concert (other than any Permitted Holder or any combination of Permitted Holders) shall have acquired beneficial ownership, directly or indirectly, of Equity Interests of GFC (or other securities convertible into such Equity Interests) representing 30% or more of the combined voting power of all Equity Interests of GFC entitled (without regard to the occurrence of any contingency) to vote for the election of members of the Board of Directors of GFC;

(b)           any Person or two or more Persons acting in concert (other than any Permitted Holder or any combination of Permitted Holders) shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of GFC or control over the Equity Interests of such Person entitled to vote for members of the Board of Directors of GFC on a fully-diluted basis (and taking into account all such Equity Interests that such Person or group has the right to acquire pursuant to any option right) representing 30% or more of the combined voting power of such Equity Interests;

(c)           during any period of 12 consecutive months, a majority of the Board of Directors of GFC ceases to be composed of individuals (i) who were members of the Board of Directors of GFC on the first day of such period, (ii) whose election or nomination to the Board of Directors of GFC was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of the Board of Directors of GFC, or (iii) whose election or nomination to the Board of Directors of GFC was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of the Board of Directors of GFC;

(d)           GFC fails to own and control, directly or indirectly, 100% of the Equity Interests of GFN;

(e)           GFN fails to own and control, directly or indirectly, 100% of the Equity Interests of each Borrower;

(f)           Borrowers fail to own and control, directly or indirectly, 100% of the Equity Interests of each other Loan Party; or

(g)           the occurrence of any “change of control” (or similar event, however denominated) with respect to GFC under (i) any indenture or other agreement in respect of a GFC’s or any of its Subsidiaries’ Indebtedness involving an aggregate amount of $3,000,000 or more, or (ii) any instrument governing any preferred stock of GFC or any Subsidiary having a liquidation value or redemption value in excess of $3,000,000.”

(f) The definition of “Continuing Director” in Schedule 1.1 to the Credit Agreement is hereby deleted in its entirety.

(g) The definition of “Fixed Charges” in Schedule 1.1 to the Credit Agreement is hereby amended to read in its entirety as follows:

“           “Fixed Charges” means, with respect to any fiscal period and with respect to Borrowers determined on a consolidated basis in accordance with GAAP, the sum, without duplication, of (a) Interest Expense accrued (other than interest paid-in-kind, amortization of financing fees, and other non-cash Interest Expense) during such period, (b) principal payments in respect of Indebtedness (including, in respect of Real Property Sublimit Loans) that are required to be paid during such period, (c) [reserved], (d) all federal, state, and local income taxes paid during such period, (e) all Affiliate Distributions and other Restricted Payments (other than (i) Affiliate Distributions under Section 6.7(e), Section 6.7(f), Section 6.7(h), or Section 6.7(i) and (ii) repayments under Section 6.6(a)(i) of Permitted Intercompany Advances owing to GFN) paid (whether in cash or other property, other than common Equity Interest) during such period, and (f) all payments under Section 6.10(e) paid (whether in cash or other property, other than common Equity Interest) during such period.”

(h) Clause (b) of the definition of “Permitted Acquisition” in Schedule 1.1 to the Credit Agreement is hereby amended to read in its entirety as follows:

“           (b)           (i) no Indebtedness will be incurred, assumed, or would exist with respect to any Borrower or its Subsidiaries as a result of such Acquisition, other than Indebtedness permitted under clauses (f), (g), or (q) of the definition of Permitted Indebtedness, (ii) no Liens will be incurred, assumed, or would exist with respect to the assets of any Borrower or its Subsidiaries as a result of such Acquisition other than Permitted Liens, and (iii) if such Acquisition is an Acquisition of Real Property that is (or is intended to be) the subject of any Permitted Real Property Financing Indebtedness, no part of the proceeds of the loans made to Borrowers will be used to finance such Acquisition,”

(i) Clause (q) of the definition of “Permitted Indebtedness” in Schedule 1.1 to the Credit Agreement is hereby amended to read in its entirety as follows:

“           (q)           Permitted Real Property Financing Indebtedness and any Refinancing Indebtedness in respect of such Indebtedness,”

(j) Clause (f) of the definition of “Permitted Liens” in Schedule 1.1 to the Credit Agreement is hereby amended to read in its entirety as follows:

“           (f)           (i) purchase money Liens or the interests of lessors under Capital Leases to the extent that such Liens or interests secure Permitted Purchase Money Indebtedness and so long as (A) such Lien attaches only to the asset purchased or acquired and the proceeds thereof, and (B) such Lien only secures the Indebtedness that was incurred to acquire the asset purchased or acquired or any Refinancing Indebtedness in respect thereof; and (ii) Liens that secure Permitted Real Property Financing Indebtedness, so long as (A) such Lien attaches only to the Real Property purchased or acquired and the proceeds thereof, and (B) such Lien only secures the Indebtedness that was incurred to acquire the Real Property purchased or acquired or any Refinancing Indebtedness in respect thereof,”

(a) The definition of “Real Property Collateral” in Schedule 1.1 to the Credit Agreement is hereby amended to read in its entirety as follows:

“           “Real Property Collateral” means (a) the Real Property identified on Schedule R-1 to the Agreement and (b) any Real Property acquired by any Borrower or one of its Subsidiaries after the Amendment No. 2 Effective Date (i) that is the subject of (or requested by Borrowers to be the subject of) a Real Property Sublimit Loan, or (ii) except for any such Real Property that is the subject of any Permitted Real Property Financing Indebtedness or as otherwise agreed to by Agent in its sole discretion, with an appraised fair market value in excess of $500,000.”

(b) The definition of “Royal Wolf Share Loan” in Schedule 1.1 to the Credit Agreement is hereby amended by replacing “Royal Wolf Holdings Limited, an Australian corporation” with “Royal Wolf”.

(c) Schedule 1.1 to the Credit Agreement is hereby further amended by inserting the following new definitions in the appropriate alphabetical order:

“           “Amendment No. 3 Effective Date” means the effective date of an Amendment No. 3 to Amended and Restated Credit Agreement dated as of May 29, 2015, between Agent, certain of the Lenders, and certain of the Loan Parties, which effective date is May 29, 2015.

“GFNRC” means GFN Realty Company, LLC, a Delaware limited liability company. GFNRC became a Borrower effective as of the Amendment No. 2 Effective Date.

“Management Agreement” means the Management Agreement dated as of May 29, 2015, between GFC, GFNRC, Lone Star, and Pac-Van, as in effect on the Amendment No. 3 Effective Date and as amended or otherwise modified with Agent’s prior written consent.

“Permitted Holder” means each of the following: Ronald F. Valenta; James B. Roszak; Larry D. Tashjian; Manuel Marrero; David M. Connell; Susan Harris; Charles E. Barrantes; Christopher A. Wilson; Jeffrey A. Kluckman; Robert Allan; Theodore M. Mourouzis; Olowalu Holdings, LLC; Neil Gagnon; Gagnon Advisors, LLC; Gagnon Securities LLC; Ronald L. Havner, Jr.; Lee Ann R. Havner; JCS Ventures II, LLC; and Ebb Tide Investments, LLC.

“Permitted Real Property Financing Indebtedness” means, as of any date of determination, Indebtedness (other than the Obligations) incurred after the Amendment No. 3 Effective Date and at the time of the acquisition of any Real Property for the purpose of financing all or any part of the acquisition cost thereof, in an aggregate principal amount outstanding at any one time not in excess of $5,000,000.

“Royal Wolf” means Royal Wolf Holdings Limited, an Australian corporation.”

(d) Clause (l) of Schedule 5.1 to the Credit Agreement is hereby amended to read in its entirety as follows:

“
not less than 5 Business Days prior to any proposed Affiliate Distribution under Section 6.7(e), 6.7(f), 6.7(g), 6.7(h), 6.7(i), 6.7(j), or 6.7(k), any payment under Section 6.10(e), or any repayment under Section 6.6(a)(i) of Permitted Intercompany Advances owing to GFN,

(l)           notice of such proposed Affiliate Distribution or repayment and certificate of an appropriate officer of Pac-Van certifying compliance with the conditions for funding such Affiliate Distribution or such repayment and attaching pro forma computations of Excess Availability, EBITDA, and the Fixed Charge Coverage Ratio, as applicable, before and after giving effect to such proposed Affiliate Distribution, such proposed payment, or such proposed repayment.
”

3. Amendment Fee.  Borrowers shall pay to the Agent, for the ratable benefit of the Lenders signatory to this Agreement, an amendment fee in the amount of $110,000. That amendment fee is due and payable on or before the execution of this Agreement by Borrowers and by the Lenders constituting the Required Lenders. That amendment fee will be deemed to be fully earned on the date that this Agreement is executed by the Lenders constituting the Required Lenders and delivered to Borrowers and will be non-refundable when this Agreement is so executed and delivered.

4. Representations. To induce Agent and the Lenders to enter into this Agreement, each Borrower hereby represents to Agent and the Lenders as follows:

(1)
that that Borrower is duly authorized to execute and deliver this Agreement and is and will continue to be duly authorized to borrow monies under the Credit Agreement, as amended by this Agreement, and to perform its obligations under the Credit Agreement, as amended by this Agreement;

(2)
that the execution and delivery of this Agreement and the performance by that Borrower of its obligations under the Credit Agreement, as amended by this Agreement, do not and will not conflict with any provision of law or of the Governing Documents of that Borrower or of any agreement binding upon that Borrower;

(3)
that the Credit Agreement, as amended by this Agreement, is a legal, valid, and binding obligation of that Borrower, enforceable against that Borrower in accordance with its terms, except as enforceability is limited by bankruptcy, insolvency, or other similar laws of general application affecting the enforcement of creditors’ rights or by general principles of equity limiting the availability of equitable remedies;

(4)
that the representations and warranties set forth in Section 4 of the Credit Agreement, as amended by this Agreement, are true and correct in all material respects (but if any representation or warranty is by its terms qualified by concepts of materiality, that representation or warranty is true and correct in all respects), in each case with the same effect as if such representations and warranties had been made on the date of this Agreement, with the exception that all references to the financial statements mean the financial statements most recently delivered to Agent except for such changes as are specifically permitted under the Credit Agreement and except to the extent that any such representation or warranty expressly relates to an earlier date;

(5)
that that Borrower has complied with and is in compliance with all of the covenants set forth in the Credit Agreement, as amended by this Agreement, including those set forth in Section 5, Section 6, and Section 7 of the Credit Agreement; and

(6)	that as of the date of this Agreement, no Default or Event of Default has occurred and is continuing.

5. Conditions. The effectiveness of this Agreement is subject to satisfaction of the following conditions:

(1)	that Agent has received (A) this Agreement executed by Agent, the Lenders, and Borrowers; and (B) an acknowledgment to this Agreement executed by each Guarantor;

(2)
that Agent has received (A) a certified copy of the Management Agreement (used in this Agreement as defined in the Credit Agreement after giving effect to this Agreement) executed by all applicable Persons; and (B) either (i) a subordination agreement, in form and substance satisfactory to Agent, with respect to the Management Agreement executed by all applicable Persons, or (ii) other evidence, in form satisfactory to Agent, that the obligations of the Loan Parties under the Management Agreement are subordinated in right of payment to the Obligations on terms and conditions reasonably satisfactory to Agent;

(3)
that Agent has received copies (executed or certified, as appropriate) of all other legal documents or minutes of proceedings taken in connection with the execution and delivery of this Agreement to the extent Agent or its counsel reasonably requests;

(4)
that Borrowers have paid the amendment fee described in Section 3 and all other fees and expenses required to be paid by Borrowers on the date of this Agreement under this Agreement, the Credit Agreement, or the other Loan Documents; and

(5)	that all legal matters incident to the execution and delivery of this Agreement are satisfactory to Agent and its counsel.

6. Release. Each Borrower hereby waives and releases any and all current existing claims, counterclaims, defenses, or set-offs of every kind and nature which it has or might have against Agent or any Lender arising out of, pursuant to, or pertaining in any way to the Credit Agreement, any and all documents and instruments delivered in connection with or relating to the foregoing, or this Agreement. Each Borrower hereby further covenants and agrees not to sue Agent or any Lender or assert any claims, defenses, demands, actions, or liabilities against Agent or any Lender which occurred prior to or as of the date of this Agreement arising out of, pursuant to, or pertaining in any way to the Credit Agreement, any and all documents and instruments delivered in connection with or relating to the foregoing, or this Agreement.

7. Miscellaneous.

(a) This Agreement is governed by, and is to be construed in accordance with, the laws of the State of Illinois. Each provision of this Agreement is severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

(b) This Agreement binds Agent, the Lenders, and Borrowers and their respective successors and assigns, and will inure to the benefit of Agent, the Lenders, and Borrowers and the successors and assigns of Agent and each Lender.

(c) Except as specifically modified or amended by the terms of this Agreement, all other terms and provisions of the Credit Agreement and the other Loan Documents are incorporated by reference in this Agreement and in all respects continue in full force and effect. Each Borrower, by execution of this Agreement, hereby reaffirms, assumes, and binds itself to all of the obligations, duties, rights, covenants, terms, and conditions that are contained in the Credit Agreement and the other Loan Documents.

(d) Each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” or words of like import, and each reference to the Credit Agreement in any and all instruments or documents delivered in connection therewith, will be deemed to refer to the Credit Agreement, as amended by this Agreement.

(e) This Agreement is a Loan Document. Each Borrower acknowledges that Agent’s reasonable costs and out-of-pocket expenses (including reasonable attorneys’ fees) incurred in drafting this Agreement and in amending the Loan Documents as provided in this Agreement constitute Lender Group Expenses.

(f) The parties may sign this Agreement in several counterparts, each of which will be deemed to be an original but all of which together will constitute one instrument.

[Signature pages to follow]

The parties are signing this Amendment No. 3 to Amended and Restated Credit Agreement as of the date stated in the introductory clause.

PAC-VAN, INC., as a Borrower
By:	/s/ Christopher A. Wilson
Name:	Christopher A. Wilson
Title	Secretary

LONE STAR TANK RENTAL INC., as a Borrower
By:	/s/ Christopher A. Wilson
Name:	Christopher A. Wilson
Title	Secretary

GFN REALTY COMPANY, LLC, as a Borrower
By:	/s/ Christopher A. Wilson
Name:	Christopher A. Wilson
Title	Secretary

Signature page to Amendment No. 3 to Amended and Restated Credit Agreement (Pac-Van)

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent and as a Lender
By:	/s/ Brian Hynds
Name:	Brian Hynds
Its Authorized Signatory

Signature page to Amendment No. 3 to Amended and Restated Credit Agreement (Pac-Van)

HSBC BANK USA, N.A., as a Lender
By:	/s/ William M. Ozaki
Name:	William M. Ozaki
Its Authorized Signatory

Signature page to Amendment No. 3 to Amended and Restated Credit Agreement (Pac-Van)

THE PRIVATEBANK AND TRUST COMPANY, as a Lender
By:	/s/ Kyle Griffith
Name:	Kyle Griffith
Its Authorized Signatory

Signature page to Amendment No. 3 to Amended and Restated Credit Agreement (Pac-Van)

ONEWEST BANK N.A., f/k/a OneWest Bank, FSB, as a Lender
By:	/s/ John Farrace
Name:	John Farrace, EVP
Its Authorized Signatory

Signature page to Amendment No. 3 to Amended and Restated Credit Agreement (Pac-Van)

GUARANTOR ACKNOWLEDGMENT

This Guarantor Acknowledgment refers to, and is attached to, an Amendment No. 3 to Amended and Restated Credit Agreement dated as of May 29, 2015, among Pac-Van, Inc., an Indiana corporation (“Pac-Van”), Lone Star Tank Rental Inc., a Delaware corporation (“Lone Star”), and GFN Realty Company, LLC, a Delaware limited liability company (“GFNRC”, and, together with Pac-Van and Lone Star, each a “Borrower”), the Lenders identified on the signature pages thereof as Lenders, and Wells Fargo Bank, National Association, a national banking association, as agent for the Lenders (the “Amendment”). Defined terms used but not defined in this Guarantor Acknowledgment are as defined in the Amendment.

Each of the undersigned, in its capacity as a Guarantor, hereby does the following: (1) consents to the Amendment; (2) acknowledges that the Amendment does not in any way modify, limit, or release any of its obligations under the Guaranty and Security Agreement to which it is a party; (3) ratifies and confirms its obligations under the Guaranty and Security Agreement to which it is a party and acknowledges that those obligations continue in full force and effect; and (4) acknowledges that its consent to any other modification to any Loan Document will not be required as a result of the consent set forth in this Guarantor Acknowledgment having been obtained, except to the extent, if any, required by the specific terms of that Loan Document.

Dated as of the date of the Amendment.

PV ACQUISITION CORP., an Alberta corporation
By:	/s/ Christopher A. Wilson
Name:	Christopher A. Wilson
Title	Secretary

Guarantor Acknowledgment to Amendment No. 3 to Amended and Restated Credit Agreement (Pac-Van)